NATIONAL PENN BANCSHARES, INC.
                                  PENSION PLAN

                                AMENDMENT 1994-1

          The National Penn Bancshares, Inc. Pension Plan (the "Plan") is amended as follows:

          1. Article I of the Plan is amended by deleting paragraph (d) of the definition of "Compensation" and replacing it with the following:

          "(d) (1) With respect to any Plan Year ending before January 1, 1994, only the first $200,000 (or such other amount as may be applicable under Code section 401(a)(17) for the Plan Year) of the amount otherwise described in Subsections (a) and (b) of this definition shall be taken into account, except that this Subsection (d)(1) shall not apply for purposes of Section 5.12. In applying the $200,000 limit of the preceding sentence, a Participant's Accrued Benefit, determined as of any date prior to January 1, 1994, shall be the greater of (A) the sum of (i) his Accrued Benefit as of December 31, 1988, calculated without regard to the $200,000 limit of the preceding sentence, plus
          (ii) his Accrued Benefit attributable to participation in the Plan after December 31, 1988 through the date of determination, calculated subject to the $200,000 limit of the preceding sentence, or (B) the greater of (i) his Accrued Benefit as of December 31, 1988 calculated without regard to the $200,000 limit of the preceding sentence, or
          (ii) his entire Accrued Benefit attributable to all years of participation in the Plan through the date of determination, calculated subject to the $200,000 limit of the preceding sentence.

          (2) With respect to any Plan Year beginning on or after January 1, 1994, only the first $150,000 (or such other amount as may be applicable under Code Section 401(a)(17) for the Plan Year) of the amount otherwise described in Subsections (a) and (b) of this definition shall be taken into account, except that this Subsection
          (d)(2) shall not apply for purposes of Section 5.12. In applying the $150,000 limit of the preceding sentence, a Participant's Accrued Benefit, determined as of any date on or after January 1, 1994, shall be the greater of (A) the sum of (i) his Accrued Benefit as of December 31, 1993, calculated without regard to the $150,000 limit of the preceding sentence, plus (ii) his Accrued Benefit attributable to

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          participation in the Plan after December 31, 1993 calculated subject to the $150,000 limit of the preceding sentence, or (B) the greater of
          (i) his Accrued Benefit as of December 31, 1993, calculated without regard to the $150,000 limit of the preceding sentence, or (ii) his entire Accrued Benefit attributable to all years of participation in the Plan calculated subject to the $150,000 limit of the preceding sentence.

          (3) In applying the rules of section 414(q)(6) of the Code, the limit of this Subsection (d) shall be allocated among family members in proportion to their compensation as defined in Subsection (a) without regard to this Subsection (d)."

          2. Article I of the Plan is amended by deleting the definition of "Covered Compensation" in its entirety and replacing it with the following:

          "'Covered Compensation' means, for any Participant for any Plan Year, the average of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains or will attain his retirement age under the federal Social Security Act determined using a table rounded in $600 increments. Effective January 1, 1994, the table will be rounded in $3000 increments. In determining a Participant's
          Covered Compensation for a Plan Year, the taxable wage base for the Plan Year of reference and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year of reference. A Participant's Covered Compensation for any Plan Year commencing after the 35-year period described above is the Participant's Covered Compensation for the Plan Year during which the Participant attained his retirement age under the federal Social Security Act. A Participant's Covered Compensation for a Plan Year commencing prior to the 35-year period described above is the taxable wage base in effect as of the beginning of such Plan Year. For purposes of this Section, "taxable wage base" means the maximum amount of earnings which may be considered wages for Social Security purposes under section 3121(a) (1) of the Code."

          3. Article I of the Plan is amended by deleting the definition of "Participating Company" in its entirety and replacing it with the following:

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          "Participating Company' means the Company, National Penn Bank
          (formerly the National Bank of Boyertown), and each other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body, and which adopts this Plan, as listed in Schedule B."

          4. Article I of the Plan is amended by adding a new definition of "Predecessor Employer" to read as follows:

          "`Predecessor Employer' means, with respect to any Participating Company or Affiliated Company, any company to which such Participating Company or Affiliated Company is a successor in interest by merger, consolidation, asset acquisition, stock acquisition, or reincorporation, and any other company designated as such for purposes of this Plan by the Board of Directors."

          5. Article II of the Plan is amended by deleting Section 2.3 in its entirety and replacing it with the following:

          "(a) An Employee shall be credited with a Year of Eligibility Service upon completion of 1,000 Hours of Service within any single computation period irrespective of whether the computation period has ended. An individual's computation period shall be the 12-consecutive-month period beginning on the date he is first credited with an Hour of Service and each Plan Year thereafter.

          (b) Notwithstanding any Plan provision to the contrary, periods of employment with a Predecessor Employer shall be counted in determining Years of Eligibility Service as described in Schedule C."

          6. Section 3.3 of the Plan is amended by deleting (d) in its entirety and replacing it with the following:

          "(d) Notwithstanding any Plan provision to the contrary, Years of Vesting Service and Years of Credited Service shall include periods of service with a Predecessor Employer beginning on the date listed on Schedule C."

          7. Article VII is amended by adding a new Section 7.12 to read as follows:

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          "7.12 Transfers.

          (a) Effective January 1, 1993, if a Participant entitled to receive a distribution under this Article VII (or a spouse or former spouse of a Participant who is entitled to receive a single sum distribution from the Plan pursuant to a qualified domestic relations order) directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

          (1) an individual retirement account described in section 408(a) of the Code,

          (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

          (3) a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

          (4) an annuity plan described in section 403(a),

          all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

          (b) In addition, if a Participant's surviving Spouse or former spouse is scheduled to receive a single sum distribution from the Plan, and the spouse directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

          (1) an individual retirement account described in section 408(a) of the Code, or

          (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

          all or a portion of the amount to be distributed shall be so transferred.

          (c) The Participant (or spouse) must specify the name of the plan to which the Participant (or spouse) wishes to have the amount transferred, on a form and in a manner prescribed by the Committee, plus such other information as may be requested by the Committee.

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          (d) Subsections (a) and (b) shall not apply to the following distributions:

          (1) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code,

          (2) any distribution that is less than $200, or

          (3) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code."

          8. Article X is amended by deleting paragraph (a) of Section 10.1 and replacing it with the following:

               "(a) It is the intention of each Participating Company that this Plan will be permanent. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by or pursuant to a resolution of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to a resolution of the Board of Directors. Action to amend the Plan may be taken either by resolution duly adopted by the Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to adopt or approve amendments to the Plan has been delegated pursuant to a resolution duly adopted by the Board of Directors."

          9. The Plan is amended by adding Schedule B ("Participating Employers") and Schedule C ("Service with Predecessor Employers"), in the form attached to this amendment, to the end of the Plan.

          Executed this 28th day of September, 1994.

                                       NATIONAL PENN BANCSHARES, INC.

                                       By:/s/ Wayne R. Weidner
                                          -------------------

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                                   SCHEDULE B

                            PARTICIPATING COMPANIES

Effective April 21 1991:
------------------------

Sellersville Savings & Loan Association


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                                   SCHEDULE C

                       SERVICE WITH PREDECESSOR EMPLOYERS

                                     Eligibility                Credited
                                     and Vesting                Service
                                     Service
                                     -----------                --------

Sellersville Savings & Loan          all service               January 1, 1991
     Association

First Lehigh Bank                    all service               July 1, 1993

Chestnut Hill National Bank          all service               January 1, 1994

Central Penn Savings Association     all service               July 1, 1994

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